UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017

Nutrisystem, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28551	23-3012204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 706-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 24, 2016, plaintiff Harold Frechter (the “Plaintiff”) filed his Verified Class Action Complaint (the “Complaint”) in Delaware Chancery Court (the “Court”) against Nutrisystem, Inc. (the “Company”) and each of the members of its Board of Directors (the “Board”, and collectively with the Company, the “Defendants”), alleging: (i) in Count I of the Complaint, that the Board was breaching its fiduciary duties by refusing to repeal or amend a bylaw requiring a two-thirds stockholders’ vote to remove directors (the “Removal Bylaw”); and (ii) in Count II of the Complaint, that the Removal Bylaw is invalid because it violates Section 141(k) of the Delaware General Corporation Law.  On May 27, 2016, Defendants moved, pursuant to Court of Chancery Rule 12(b)(6), to dismiss the Complaint for failure to state a claim upon which relief can be granted.  On August 9, 2016, Plaintiff moved for summary judgment as to Count II of the Complaint and, thereafter, Count I of the Complaint was withdrawn by stipulation as duplicative of the relief sought in Count II.  The parties fully briefed the Motion to Dismiss and the Motion for Summary Judgment, and on October 20, 2016 the Court heard oral argument with respect to those motions.

On January 24, 2017, the Court issued its Memorandum Opinion and accompanying Order denying Defendants’ Motion to Dismiss and granting Plaintiff’s Motion for Summary Judgment.  Thereafter, the parties engaged in arms’-length negotiations regarding an award of attorneys’ fees and expenses. As a result of those arms’-length negotiations, the Company agreed to pay Plaintiff’s counsel an agreed-upon amount for its fees and expenses within 10 days after the entry of the final judgment.

As a result of the Judge’s Order in the litigation above, and in accordance with resolutions duly adopted and effective as of April 4, 2017, the Board approved an amendment (the “Amendment”) to Article III, Section 4 of the Company’s amended and restated bylaws (the “Bylaws”) to eliminate the Removal Bylaw. As a result of the Amendment, which became effective April 4, 2017, the Bylaws of the Company now provide that any director may be removed from office by the holders of a majority of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

3.1	Amendment to the Amended and Restated Bylaws of Nutrisystem, Inc., effective April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nutrisystem, Inc.

Date: April 5, 2017	By:	/s/ Ralph J. Mauro
Name: Ralph J. Mauro
Title: SVP & General Counsel

Exhibit Index

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Bylaws of Nutrisystem, Inc., effective April 4, 2017.